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                              CONSULTING AGREEMENT


     CONSULTING AGREEMENT (this "Agreement"), dated as of March 27, 1998 by and between North Fork Bancorporation, Inc. (the "Company") and Patrick E. Malloy, III (the "Consultant").

     WHEREAS, the Company and New York Bancorp Inc. ("NY Bancorp") have entered into an Amended and Restated Agreement and Plan of Merger (the "Merger Agreement"), dated as of October 7, 1997, pursuant to which, among other things, NY Bancorp will be merged with and into the Company as of the Effective Time (as defined in the Merger Agreement);

     WHEREAS, in connection with the transactions contemplated by the Merger Agreement and in recognition of the Consultant's experience and abilities, the Company desires to assure itself of the services of the Consultant in accordance with and subject to the terms and conditions provided herein; and

     WHEREAS, the Consultant wishes to perform services for the Company in accordance with and subject to the terms and conditions provided herein.

     NOW, THEREFORE, in consideration of the mutual premises and the respective covenants and agreements of the parties herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

     1. Engagement as Consultant. The Company hereby agrees to engage the Consultant, and the Consultant hereby agrees to perform services for the Company, on the terms and conditions set forth herein.

     2. Term. The term of this Agreement (the "Term") shall commence on the Effective Time and terminate on the first anniversary thereof. This Agreement shall be of no force and effect unless and until the Effective Time occurs.

     3. Duties. During the Term, the Consultant shall perform such services relating to the business of the Company and its subsidiaries as the Consultant and the Chief Executive Officer or Board of Directors of the Company shall mutually agree, such services to be consistent with the Consultant's expertise in
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asset/liability management. The Consultant shall expend such time and effort as he reasonably believes to be necessary to perform his services on behalf of the Company, and in no event shall he be required to provide consulting services to the Company for more than 20 hours during any week. The scheduling of such time shall be mutually agreeable to the Consultant and the Company. The Consultant may pursue other personal or business interests during the Term, provided, however, that such interests do not interfere with his duties as set forth in this Section 3 and do not violate his obligations under Section 8 hereof.

     4. Place of Performance. The Consultant shall perform his duties and conduct his business from his primary residence and/or at such other locations as are reasonably acceptable to him and the Company. The Consultant shall not be required to travel outside of the New York metropolitan area in the performance of his services hereunder.

     5. Independent Contractor. During the term of this Agreement, the Consultant shall be an independent contractor and not an employee of the Company. Accordingly, Consultant shall be responsible for payment of all taxes, including Federal and State income tax, Social Security tax, Unemployment Insurance tax, and any other taxes or business license fees as required.

     6.  Compensation and Related Matters.

          (a) Monthly Consulting Fee. During the Term, the Company shall pay to the Consultant, in equal monthly installments, an annual consulting fee of $750,000.

          (b) Benefits: Perquisites. As of the Effective Time, the Consultant may elect on behalf of himself and his qualified beneficiaries, continuation of health coverage in accordance with Section 4980B of the Internal Revenue Code of 1986 and Part 6 of Subtitle B of Title I of the Employee Retirement Income Security Act of 1974, as amended ("COBRA Coverage"). During the Term, the Company shall reimburse the Consultant for premiums actually paid by the Consultant for such COBRA Coverage.

          (c) Reimbursement of Expenses. The Company shall promptly reimburse the Consultant for all reasonable business expenses incurred in connection with the services performed by him on behalf of the Company, subject to documentation in accordance with the Company's policies.





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     7.  Termination. The Consultant's engagement as a consultant hereunder shall terminate without further action by any party hereto upon the expiration of the Term or upon the Consultant's death or permanent disability (as defined in the Company's long term disability plan). This Agreement may also be terminated (i) by the Consultant upon 30 days' written notice to the Company (such notice may be waived by mutual consent of the parties) or (ii) by the Company upon a material breach by the Consultant of this Agreement (including, without limitation, any breach of Sections 8 or 9 hereof). The Company shall not have the right to terminate this Agreement pursuant to clause (ii) of the preceding sentence unless the Company shall have first provided written notice to the Consultant specifying the details of any claimed material breach and the Consultant shall have failed to cure such breach within 30 days after receiving written notice thereto. Upon termination of the Consultant's engagement as a consultant hereunder in accordance with the immediately preceding sentence or as a result of death or permanent disability, the parties hereto shall have no further obligation or liability under this Agreement, except that the Company shall pay the Consultant all amounts owed the Consultant hereunder in respect of the period prior to the date of termination.

     8. Noncompetition. The Consultant shall not engage in any Competitive Activity during the Term. For the purposes hereof, a "Competitive Activity" shall mean the Consultant's direct or indirect participation in the ownership, management, operation or control of, or employment, as an officer, employee, partner or otherwise, with any business which is in competition with the business conducted by the Company and its affiliates in any geographic area where such business is being conducted. Notwithstanding the foregoing, nothing contained in this Section 8 shall prohibit the Consultant from acquiring beneficial ownership of up to 5% of the outstanding voting securities of any publicly-traded depository institution (or publicly-traded holding company thereof) any of the securities of which are registered pursuant to Section 12 of the Securities and Exchange Act of 1934, as amended (any such acquisition, a "Permitted Investment"); provided, however, that the Consultant shall not, without the Company's prior consent, make a Permitted Investment in any such depository institution or holding company if both (i) the market capitalization of such depository institution or holding company was $10 billion or less at any time during the twelve-month period immediately preceding the proposed investment by the Consultant, and (ii) such depository institution or holding company is headquartered, or its business is otherwise principally located, in New York, New Jersey or Connecticut. Contemporaneously with the execution of this Agreement, the Consultant will deliver to the Company a schedule indicating, as of this date of this Agreement, the amount and nature of the Consultant's beneficial





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ownership of voting securities of any financial institution having a market capitalization of $10 billion or less.

     9. Compliance with Law and Company Policy. In the performance of the services herein contemplated, the Consultant is an independent contractor with the authority to control the details of his work. However, the services of the Consultant are subject to the approval of the Company and shall be subject to the Company's general right of supervision to secure the satisfactory performance thereof. The Consultant agrees to comply with all federal, state and municipal laws, rules and regulations, as well as all policies and procedures of the Company, that are now or may in the future become applicable to the Consultant in connection with his services to the Company. At all times during or after the Term, the Consultant shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliates, and shall not in any manner, directly or indirectly, use for his own benefit or the benefit of any other person, firm, entity or corporation, nor disclose, divulge, render or offer, any such secret or confidential information, except on behalf of the Company in the course of the proper performance of the Consultant's duties or except as may otherwise be required by law or legal process (provided the Company, to the extent reasonably practicable, has been given notice and opportunity to challenge or limit the scope of disclosure purportedly so required). Confidential information shall not include, for purposes of this
Section 9, any information which is generally available to the public other than as a result of a prohibited disclosure by the Consultant or any information in the possession of the Consultant which has been independently developed by him or made available to him by a third party with no obligation of confidentiality to the Company. At all times during or after the Term, the Consultant shall refrain from making disparaging remarks about the Company and its officers, directors or employees.

     10. Indemnification. The Company agrees that the Consultant shall be entitled to indemnification, with respect to all cost, expense, liability and loss incurred by the Consultant and resulting from the provision of services by the Consultant in accordance herewith, as and to the same extent that the Company's directors and officers are entitled to indemnification pursuant to the Company's certificate of incorporation and by-laws.





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     11.  Successors: Binding Agreement.

          (a) The Company shall require any successor to all or substantially all of the business or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

          (b) This Agreement and all rights of the Consultant hereunder shall inure to the benefit of and be enforceable by the Consultant's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. This Agreement is personal to and may not be assigned by the Consultant.

          (c) On and after the Effective Time, this Agreement shall supercede any other agreement between the parties hereto or between NY Bancorp and the Consultant with respect to the subject matter hereof.

     12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by an overnight courier service to the parties at the following addresses (or at such other addresses for a party as shall be specified by the notice):

          If to the Company:       North Fork Bancorporation, Inc.
                                   275 Broad Hollow Road
                                   Melville, New York 11747
                                   Attention: Corporate Secretary

          If to the Consultant:    Patrick E. Malloy, III
                                   c/o Malloy Enterprises, Inc.
                                   Bay Street at the Waterfront
                                   Sag Harbor, New York 11963

     13. Specific Performance. Whereas the Company's remedy at law for any breach of Sections 8 or 9 of this Agreement would be inadequate, the Company shall be entitled to injunctive relief and to enforce its rights thereunder by an action for specific performance in case of any such breach.





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     14.  Disputes. Except as otherwise provided in Section 13 hereof, any dispute, controversy or claim arising out of or relating to this Agreement, or the breach, termination or validity hereof, shall be finally settled by arbitration by one arbitrator in New York City, New York pursuant to the Commercial Arbitration Rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court of competent jurisdiction.

     15. Miscellaneous. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the parties hereto. No waiver by a party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by the parties which are not set forth expressly in this Agreement. This Agreement shall be governed and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of law thereunder.

     16. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but both of which together shall constitute one and the same instrument.

     17. Enforcement. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

     18. Survival. The obligations of the parties set forth in Section 9 shall survive any termination or expiration of the Consultant's engagement as a consultant hereunder or of this Agreement as necessary to give full effect to the provisions of such Section.





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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.


                                             NORTH FORK BANCORPORATION, INC.

                                             By: /s/ Daniel M. Healy

                                             -----------------------------------
                                             Name: Daniel M. Healy
                                             Title: Executive Vice President and
                                             Chief Financial Officer


                                             /s/ Patrick E. Malloy, III
                                             -----------------------------------
                                             Patrick E. Malloy, III





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